EXHIBIT 3.1

2-20-07

AMENDED AND RESTATED BYLAWS

OF

INSIGNIA SYSTEMS, INC.

ARTICLE 1.

OFFICES

1.1   Offices. The address of the registered office of the corporation shall be designated in the Articles of Incorporation, as amended from time to time or a statement of the Board of Directors filed with the Secretary of State of Minnesota changing the registered office in the manner prescribed by law. The corporation may have offices at such places within or without the State of Minnesota as the Board of Directors shall from time to time determine or the business of the corporation requires.

ARTICLE 2.

MEETINGS OF SHAREHOLDERS

2.1        Regular Meetings. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors whose terms are due to expire, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting.

2.2        Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board (if any has been elected), the Chief Executive Officer, the Chief Financial Officer, or any two or more directors.

2.3        Meetings Held Upon Shareholder Demand. Regular meetings of shareholders may be demanded by a shareholder or shareholders pursuant to the provisions of Minnesota Statutes, Sections 302A.431, Subd. 2. Special meetings of shareholders may be called by one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the corporation entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors, for that purpose, when called by shareholders, must be called by shareholders holding twenty-five percent (25%) or more of the voting power of all shares entitled to vote.

2.4          Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, except that a regular or special meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located.

2.5          Notice of Meetings. Except as otherwise specified in Section 2.6 or required by law, a written notice setting out the place, date and hour of any regular or special meeting shall be given to each holder of shares entitled to vote not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.

2.6          Waiver of Notice. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting, and does not participate in the consideration of the item of such meeting.

2.7          Quorum and Adjourned Meeting. The holders of majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though a withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.

2.8          Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one (1) vote for each share having voting power standing in the shareholder’s name on the books of the corporation except as may be otherwise provided in the terms of the share. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute, the Articles of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.

2.9          Properly Brought Business. At the regular meeting, the shareholders shall elect directors of the corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at a regular meeting and must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Boar of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation, not less than sixty (60) days nor more than ninety (90) days prior to a meting date corresponding to the previous year’s regular meeting. Each such notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the regular meeting (a) a brief description of the business desired to be brought before the regular meeting and the reasons for conducting such business at the regular meeting, (b) the name and address of record of the shareholders proposing such business, (c) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the regular meeting except in accordance with the procedures set forth in this Article; provided, however, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the regular meeting, in accordance with these Bylaws. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least two-thirds of the outstanding shares of the common stock.

2.10       Parliamentary Procedure. Meetings of shareholders generally shall follow accepted rules of parliamentary procedure, subject to the following:

(a)          The chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman. If, in his or her absolute discretion, the chairman deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or part thereof, he or she shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

(b)          If disorder should arise which prevents the continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting is immediately adjourned.

(c)          The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

(d)          A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or a duly authorized proxy other than the individual who proposed the resolution or motion.

2.11       Tabulation of Proxies. In the tabulation of votes cast by proxies, it shall not be necessary for proxies to execute a ballot on matters, voting instructions for which are contained on the form of proxy itself, and in the absence of a ballot executed by such proxies, the proxy itself will be deemed a written ballot and tabulated in accordance with the directions contained thereon. Where the proxy statement soliciting such proxy indicates that returned proxies containing no voting instructions regarding a particular item will be voted in a certain manner, then returned, executed proxies containing no voting instructions with respect to such item will be deemed written ballots voted in accordance with the recommendation contained on such proxy statement.

2.12       Closing of the Polls. The person presiding at the meeting of the shareholders may close the polls after the request for submission of proxies and ballots, upon the temporary adjournment of the meeting called to tabulate the proxies and ballots, or within a reasonable time thereafter. After the pools are closed, no proxy, revocation of proxy or ballot shall be accepted by or considered in the tabulation of proxies and ballots.

2.13       Adjourned Meeting to Report Election Result. In the event it becomes necessary to adjourn a meeting of shareholders beyond the day of the scheduled meeting in order to determine the results of any election or vote, said meeting may be adjourned from time to time by the person presiding or entitled to preside, with such meeting to be reconvened at the principal offices of the corporation. The only matter to be acted upon at such reconvened meeting shall be the acceptance and filing of the report from the inspectors of election.

ARTICLE 3.

DIRECTORS

3.1          General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.

3.2          Number, Term and Qualifications. The Board of Directors consists of not less than two or more than seven directors, as may be designated by resolution of the Board of Directors from time to time. Each director shall serve until a successor shall have been duly elected and qualified, unless the director shall retire, resign, die or be removed.

3.3          Vacancies. Any vacancies occurring in the Board of Directors for any reason, and any newly created directorships resulting from an increase in the number of directors, may be filled by a majority of the directors then in office. Any directors so chosen shall hold office until their successors shall be elected and qualified subject, however, to prior retirement, resignation, death or removal from office.

3.4          Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

3.5          Board Meetings; Place and Notice. Meetings of the Board of Directors may be held form time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving at least 24 hours notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, facsimile transmission, telegram, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

3.6          Waiver of Notice. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

3.7          Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

3.8          Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum and expenses per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefore.

3.9          Committees. The Board of Directors may, by resolution approved by affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution.

Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the corporation and whether those rights and remedies should be pursued. Each such committee shall consist of one or more natural persons (who need not be direct0rs) appointed by the affirmative vote of a majority of the directors present. With the exception of special litigation committees and other special committees which under Minnesota law are not to be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a committee meeting shall constitute a quorum for the transaction of business.

3.10       Telephone Meetings and Participation. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to committees and members of committees to the same extent as they apply to the Board of Directors.

3.11       Authorization Without Meeting. Any action of the Board of Directors, or any committee of the Board, which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the directors, or in cases where the action need not be approved by the shareholders, by a written action signed by the number of directors that would be required to take the same action at a meeting of the Board or a committee thereof at which all directors were present.

3.12       Nomination for Election. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not less than sixty (60) days nor more than ninety (90) days prior to a meeting date corresponding to the previous year’s regular meeting. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The presiding officer of the meting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the holders of shares representing at least two-thirds of the outstanding shares of the common stock.

ARTICLE 4.

OFFICERS

4.1          Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

4.2          Election, Term of Office and Qualification. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).

4.3          Resignation. Any officer may resign at any time by giving written notice to the corporation.

4.4          Vacancies in Office. If there is a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled for the unexpired term by the Board of Directors.

4.5          Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) shall maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to him by the Board.

4.6          Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer: (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefore; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all of his transactions as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.7          Chairman of the Board. The Board of Directors may, at its discretion, elect a Chairman of the Board. The Chairman of the Board shall not be the chief executive officer of the Company unless he or she is so designated by the Board. If a Chairman of the Board is elected, he or she shall preside at all meetings of the shareholders and of the Board, unless the Board otherwise determines.

4.8          President. Unless otherwise determined by the Board, the President shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to the President by the Board. If the office of Chairman of the Board is not filled, the President shall also perform the duties set forth in Section 4.7.

4.9          Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vie Presidents to succeed to the power and duties of the President.

4.10       Secretary. The Secretary shall, unless otherwise determined by the Board, be secretary or and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.11       Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.

4.12       Delegation. Unless prohibited by the Articles of Incorporation, these Bylaws or a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and power of his office to other persons.

ARTICLE 5.

INDEMNIFICATION

5.1          Liability and Indemnification. No director shall be personally liable to the corporation or to its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of Minnesota as the same may exist or may hereafter be amended.

Any person (an “Indemnitee”) who at any time shall serve or shall have served as a director, officer, employee or agent of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

5.2          Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any Indemnitee, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Minnesota Business Corporation Act.

5.3          Prepayment of Expenses. The corporation shall pay the expenses (including attorneys’ fees) incurred by the Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that to the extent required by law such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 5 or otherwise.

5.4          Claims. If a claim for indemnification or payment of expenses under this Article 5 is not paid in full within sixty (6) days after written claim therefore by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the

Indemnitee is not entitled to the required indemnification or payment of expenses under applicable law.

5.5          Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article 5 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the articles of incorporation, these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

5.6          Amendment or Repeal. Any repeal or modification of the provisions of this Article 5 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

5.7          Other Indemnification and Prepayment of Expenses. This Article 5 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE 6.

SHARES AND THEIR TRANSFER

6.1          Certificate of Stock. Shares of the corporation’s stock may be certificated or uncertificated, as provided under Minnesota law. All certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and shares and shall be signed by the Chairman and by the President. Any or all of the signatures on the certificate may be a facsimile.

6.2          Stock Record. As used in these Bylaws, the term “shareholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the Untied States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares were issued. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled (except as provided for in Section 6.4 of this Article 6).

6.3          Transfers of Stock. Transfer of stock shall be made on the books of the corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate.

6.4          Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

ARTICLE 7.

GENERAL PROVISIONS

7.1          Record Dates. In order to determine the shareholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be more than sixty (60) days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting shall be at the close of business on the tenth day preceding the day on which notice is given, and the record date for determining shareholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

7.2          Distributions; Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation’s shares and may authorize distribution whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.

7.3          Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.

7.4          Seal. The corporation shall have no corporate seal.

ARTICLE 8.

AMENDMENTS OF BYLAWS

8.1          Amendments. Unless the Articles of Incorporation provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws. The Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.

The undersigned Secretary of Insignia Systems, Inc. hereby certifies that the foregoing Bylaws were duly adopted by the Board of Directors on February 20, 2007 as the Restated Bylaws of the corporation.

/s/ Scott F. Drill
Scott F. Drill, Secretary